Exhibit 99.1
Cepheid Reports Second Quarter 2007 Results
SUNNYVALE, CALIF. — August 7, 2007—Cepheid (NASDAQ: CPHD) today announced financial results for the second quarter ended June 30, 2007. Key results for the second quarter 2007 include:
•	Total revenues of $27.2 million, a 37 percent increase from $19.8 million in the second quarter of 2006.

•	Clinical product sales of $10.6 million, a 165 percent increase from $4.0 million in the second quarter of 2006.

•	Total product sales of $23.6 million, a 25 percent increase from $18.9 million in the second quarter of 2006.

•	Gross margins on product sales of 42 percent compared to 39 percent in the second quarter of 2006 (both excluding stock compensation expense and the amortization of acquired intangibles).

•	Net loss, excluding stock compensation expense and the amortization of acquired intangibles of $2.7 million, or $0.05 per share, compared to $5.1 million, or $0.09 per share, in the second quarter 2006.
Total revenues of $27.2 million for the second quarter of 2007 included $23.6 million of total product sales and $3.6 million from contracts, grants and research revenue. Other revenue is driven largely by reimbursement for R&D collaborations, including partnerships to develop assays for Tuberculosis with FIND, Avian Flu and flu A/B with the Centers for Disease Control and Prevention (CDC), and hemostasis with Instrumentation Laboratories.
Total product sales for the second quarter ended June 30, 2007 increased 25 percent to $23.6 million from $18.9 million for the second quarter 2006. The increase in product sales for the second quarter 2007 reflects a 165 percent increase in clinical product sales and a 43 percent increase in industrial sales, partially offset by a 26 percent decrease in biothreat sales, compared to the second quarter of 2006.
Sales by Market (millions)

	Q2 2007	Q2 2007	Q2 2006	Q2 2006
	Total Sales	Percent of Total Sales	Total Sales	Percent of Total Sales
Clinical	$10.6	45	$4.0	21
Industrial	$4.0	17	$2.8	15
Biothreat	$9.0	38	$12.1	64

- More-

Q2 2007 Earnings Announcement
August 7, 2007

The increase in clinical sales was driven by market adoption of both the GeneXpert® System and the Company’s menu of available tests, specifically the Xpert™ MRSA product. Nationwide Hospital Acquired Infection (HAI) initiatives have contributed to the market traction the Company is experiencing, the most publicized of which is the Veterans Administration (VA) initiative. Cepheid continues to experience success within the VA hospital group. Currently, approximately 40 percent of the Company’s Xpert MRSA business is with VA hospitals, with the remaining amounts coming from other hospitals.
The increase in industrial sales resulted from increased government research funding and the increased presence that the addition of a new distributor offered in the U.S. industrial market. The decrease in biothreat sales resulted from a planned decrease in the purchase price of Anthrax cartridges to the United States Postal Service (USPS), in conjunction with an anticipated five-year purchase agreement currently in negotiation, and a shift in the quarterly purchase volume.
Gross margin on product sales was 41 percent for the second quarter of 2007 compared to 38 percent for the second quarter of 2006. Gross margin on product sales, without stock compensation expense and the amortization of acquired intangibles, was 42 percent for the second quarter of 2007 compared to 39 percent for the second quarter of 2006. The increase in gross margin was largely due to a higher percentage of sales realized in the clinical market worldwide.
Net loss for the second quarter of 2007 was approximately $5.2 million, or $0.10 per share, as compared to a net loss of approximately $7.0 million, or $0.13 per share, for the second quarter 2006. Net loss for the second quarter of 2007, adjusted for stock compensation expense and the amortization of acquired intangibles, was $2.7 million, or $0.05 per share, for the second quarter of 2007 as compared to $5.1 million, or $0.09 per share, for the second quarter of 2006. See the attached table for a reconciliation of GAAP and Non-GAAP amounts.
“The increase in clinical product sales during the second quarter reflects growing market traction for on-demand molecular diagnostics, particularly with the adoption of the Xpert MRSA test,” said John Bishop, Cepheid’s Chief Executive Officer. “Our expanding menu of tests, combined with the modular GeneXpert System that is adaptable for high- and low-volume needs, is broadening the customer base that can benefit from molecular diagnostics.”
Second Quarter 2007 and Recent Business Highlights
Following the launch of the Xpert MRSA test in the second quarter 2007, the Company moved to expand its U.S. sales and field service support organization, bringing the total to 28 sales and field service support personnel. Additionally, in order to increase its systems manufacturing capacity, the Company increased its facility square footage in Sunnyvale through the lease of a third building.
The Company signed a non-exclusive agreement with VWR International during the quarter to further support the U.S. industrial market. Under the terms of the agreement, VWR International will distribute the SmartCycler® System, SmartMix® HM master mix, and associated accessories to industrial customers in the U.S.

Q2 2007 Earnings Announcement
August 7, 2007

In July, Cepheid introduced a number of new products at the American Association for Clinical Chemistry (AACC) Annual Meeting. These included the announcement of the GeneXpert Infinity Series, which includes 48 and 72 module systems with 24/7 robotic cartridge handling that will automatically load and unload test cartridges. The Infinity high-volume models are expected to be available in mid-2009.
Cepheid also announced that the entire GeneXpert family of systems will incorporate six color multiplex capabilities beginning in January 2008. Six color multiplexing will enable the ability to simultaneously test for up to 60 unrelated targets in a single test cartridge. Beginning in January 2008, all GeneXpert Systems will also include new Laboratory Information System (LIS) software for data output to central lab systems. The LIS software will also be available for purchase separately for application to existing GeneXpert four color systems.
The Company also announced the U.S. availability of a new line of research use only (RUO) products for Cytomegalovirus (CMV), Epstein-Barr Virus (EBV), and Varicella Zoster Virus (VZV).
2007 Outlook
Based upon its success in the clinical market, the Company is raising its forward-looking financial guidance for product sales in 2007.
•	Product sales are expected to be in the range of $105 million to $108 million.

•	Other revenues are expected to remain in the range of $12 million to $15 million.

•	On a consolidated basis, the Company expects 2007 total revenues to be in the range of $117 million to $123 million.

•	The GAAP net loss for 2007, including the effect of stock compensation expense and the amortization of acquired intangibles, is expected to be in the range of $19 million to $22 million, or $0.34 to $0.40 per share based on expected weighted average shares outstanding of 55.6 million.

•	In view of incremental increases in Sales and Marketing expenditures, the net loss, not including the effect of stock compensation expense and the amortization of acquired intangibles for 2007, is expected to remain in the range of $8 million to $11 million or $0.14 to $0.20 per share based on the same number of weighted average shares outstanding.

•	The Company expects its quarterly operating results to continue to show a trend towards profitability in the second half of 2007 and currently expects to be profitable for the entire year of 2008, excluding stock compensation expense and the amortization of acquired intangibles.
Conference Call Information
Cepheid’s CEO, John Bishop, and Senior V.P. and CFO, John Sluis will host the conference call today at 4:30 pm Eastern Time to discuss Cepheid’s financial results and business highlights. Interested participants and investors may access the teleconference call by dialing 800-901-5218 (U.S./Canada) or 617-786-4511 (international), participant code 58587089. A telephonic replay will be available for seven days beginning at 6:30 p.m. Eastern Time today. Access numbers for this replay are 888-286-8010 (U.S./Canada) and 617-801-6888 (international); participant code 37880201.
The webcast of the call can be accessed on the Investor section of Cepheid’s Web site at www.cepheid.com. Web participants are encouraged to go to the Web site at least 15 minutes prior to the start of the call to register, download, and install any necessary audio software. After the live webcast, a replay will remain available in the Investors section of Cepheid’s Web site for 90 days.

Q2 2007 Earnings Announcement
August 7, 2007

About Cepheid
Cepheid (NASDAQ: CPHD), based in Sunnyvale, Calif., is an on-demand molecular diagnostics company that develops, manufactures, and markets fully-integrated systems for genetic analysis in the clinical, industrial and biothreat markets. The Company’s systems enable rapid, sophisticated genetic testing for organisms and genetic-based diseases by automating otherwise complex manual laboratory procedures. Cepheid’s easy-to-use systems integrate a number of complicated and time-intensive steps, including sample preparation, DNA amplification and detection, which enable the analysis of complex biological samples in its proprietary test cartridges. Through its strong molecular biology capabilities, the Company is focusing on those applications where rapid molecular testing is particularly important, such as identifying infectious disease and cancer in the clinical market; food, agricultural, and environmental testing in the industrial market; and identifying bio-terrorism agents in the biothreat market. See www.cepheid.com for more information.
This press release contains forward-looking statements that are not purely historical regarding Cepheid’s or its management’s intentions, beliefs, expectations and strategies for the future, including those relating to potential growth in clinical products sales, the status of government funding, timing of future product releases, future revenues and demand for certain test products, future net losses and profitability, other future operating results, the status of the USPS BDS program and collaboration and product development efforts. Because such statements deal with future events, they are subject to various risks and uncertainties, and actual results could differ materially from the Company’s current expectations. Factors that could cause actual results to differ materially include risks and uncertainties such as those relating to: our success in increasing direct sales, and the effectiveness of new sales personnel; the performance and market acceptance of products; sufficient customer demand; our ability to complete clinical trials successfully in a timely manner for products to be marketed in clinical markets; uncertainties related to the FDA regulatory and European regulatory processes; the scope of actual USPS funding in the future; the rate of environmental testing using the BDS conducted by the USPS, which will affect the amount of consumable products sold; the fact that future levels of government funding are inherently uncertain; unforeseen development and manufacturing problems; the need for additional licenses for new tests and other products and the terms of such licenses; lengthy sales cycles in certain markets; the Company’s reliance on distributors in some regions to market, sell and support our products; the occurrence of unforeseen expenditures, acquisitions or other transactions; the impact of acquisitions; unforeseen issues relating to acquisitions; the impact of competitive products and pricing; our ability to manage geographically-dispersed operations; and underlying market conditions worldwide. Readers should also refer to the section entitled “Risk Factors” in Cepheid’s Annual Report on Form 10-K for 2006 and its other reports filed with the Securities and Exchange Commission.
All forward-looking statements and reasons why results might differ included in this release are made as of the date of this press release, based on information currently available to Cepheid, and Cepheid assumes no obligation to update any such forward-looking statement or reasons why results might differ.
# # #
(FINANCIAL STATEMENTS FOLLOW)

Q2 2007 Earnings Announcement
August 7, 2007

CEPHEID
CONDENSED CONSOLIDATED UNAUDITED STATEMENTS OF OPERATIONS
(in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2007	2006	2007	2006
Revenues:
Instrument sales	$9,394	$4,030	$16,231	$8,568
Reagent and disposable sales	14,190	14,852	29,420	29,586

Total product sales	23,584	18,882	45,651	38,154
Contract revenues	1,894	677	3,784	1,288
Grant and government sponsored research revenue	1,695	288	3,282	566

Total revenues	27,173	19,847	52,717	40,008

Costs and operating expenses:
Cost of product sales	13,879	11,683	27,756	23,076
Collaboration profit sharing	2,731	3,843	6,228	7,654
Research and development	7,439	5,807	14,361	11,636
Selling, general and administrative	9,105	6,921	17,533	13,067

Total costs and operating expenses	33,154	28,254	65,878	55,433

Loss from operations	(5,981)	(8,407)	(13,161)	(15,425)
Other income, net	740	1,365	1,767	1,711

Net loss	$(5,241)	$(7,042)	$(11,394)	$(13,714)

Basic and diluted net loss per share	$(0.10)	$(0.13)	$(0.21)	$(0.28)

Shares used in computing basic and diluted net loss per share	55,149	54,518	55,081	49,758

Q2 2007 Earnings Announcement
August 7, 2007

CEPHEID
CONDENSED CONSOLIDATED UNAUDITED BALANCE SHEETS
(in thousands)

		December 31,
	June 30, 2007	2006
ASSETS
Current assets:
Cash and cash equivalents	$7,176	$17,186
Marketable securities	38,250	77,750
Accounts receivable, net	23,592	15,246
Inventory	17,602	10,240
Prepaid expenses and other current assets	2,473	1,390

Total current assets	89,093	121,812
Property and equipment, net	15,831	14,097
Restricted cash	661	661
Other non-current assets	331	666
Intangible assets and goodwill	57,264	30,425

Total assets	$163,180	$167,661

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$11,096	$8,977
Accrued compensation	4,999	3,319
Accrued royalties	4,122	3,516
Accrued collaboration profit sharing	1,762	3,497
Accrued other liabilities	4,310	4,107
Accrued expense for patent-related matter	—	3,350
Current portion of deferred revenue	5,486	3,913
Current portion of license fees payable	—	447
Current portion of equipment financing	59	313
Current portion of note payable	4	11

Total current liabilities	31,838	31,450
Long-term portion of deferred revenue	3,244	2,663
Long-term portion of equipment financing	—	3
Long-term portion of note payable	2	41
Deferred rent	806	798

Total liabilities	35,890	34,955

Shareholders’ equity:
Common stock	252,655	251,132
Additional paid-in capital	19,583	15,065
Accumulated other comprehensive loss	(68)	(5)
Accumulated deficit	(144,880)	(133,486)

Total shareholders’ equity	127,290	132,706

Total liabilities and shareholders’ equity	$163,180	$167,661

Q2 2007 Earnings Announcement
August 7, 2007
Page 7of 8

	Three months ended		Six months ended
Table A - GAAP vs. Non GAAP Measures	June 30,		June 30,
	2007	2006	2007	2006
Total Product Sales	$23,584	$18,882	$45,651	$38,154
Total Revenues	$27,173	$19,847	$52,717	$40,008

Cost of product sales	$13,879	$11,683	$27,756	$23,076
Stock compensation expense	(36)	(204)	(302)	(378)
Amortization of acquired inventory step-up in basis	(106)	—	(170)	—
Amortization of purchased intangible assets	(164)	—	(367)	—

Non-GAAP measure of cost of goods sold	$13,573	$11,479	$26,917	$22,698

Gross Margin on Product Sales per GAAP	41%	38%	39%	40%
Gross Margin on ProductSales per Non-GAAP	42%	39%	41%	41%

Gross Margin on Total Revenues per GAAP	49%	41%	47%	42%
Gross Margin on Total Revenues per Non-GAAP	50%	42%	49%	43%

Research and development	$7,439	$5,807	$14,361	$11,636
Stock compensation expense	(1,047)	(725)	(1,791)	(1,318)

Non-GAAP measure of cost of research and development	$6,392	$5,082	$12,570	$10,318
Non-GAAP R&D measure as percent of Total Revenues	24%	26%	24%	26%

Selling, general and administrative	$9,105	$6,921	$17,533	$13,067
Stock compensation expense	(1,215)	(985)	(2,206)	(1,941)

Non-GAAP measure of cost of selling, general and administrative	$7,890	$5,936	$15,327	$11,126
Non-GAAP SG&A measure as percent of Total Revenues	29%	30%	29%	28%

Net Loss	$(5,241)	$(7,042)	$(11,394)	$(13,714)
Stock compensation expense	2,298	1,914	4,299	3,637
Amortization of acquired inventory step-up in basis	106	—	170	—
Amortization of purchased intangible assets	164	—	367	—

Non-GAAP measure of Net Loss	$(2,673)	$(5,128)	$(6,558)	$(10,077)

Basic and diluted net loss per share	$(0.095)	$(0.129)	$(0.207)	$(0.276)
Stock compensation expense	$0.042	$0.035	$0.078	$0.073
Amortization of acquired inventory step-up in basis	$0.002	$—	$0.003	$—
Amortization of purchased intangible assets	$0.003	$—	$0.007	$—

Non-GAAP measure of Net Loss	$(0.048)	$(0.094)	$(0.119)	$(0.203)

Shares used in computing basic and diluted net loss per share	55,149	54,518	55,081	49,758

Q2 2007 Earnings Announcement
August 7, 2007

Table B - Instrument and Reagent Sales Mix	Three months ended		Six months ended
	June 30,		June 30,
	2007	2006	2007	2006
Product Sales
Instrument sales	$9,394	$4,030	$16,231	$8,568
Reagent and disposable sales	14,190	14,852	29,420	29,586

Total product sales	$23,584	$18,882	$45,651	$38,154

Percent of Product Sales
Instruments	40%	21%	36%	22%
Reagents and disposables	60%	79%	64%	78%

Total product sales	100%	100%	100%	100%

Table C - Geographic Sales Mix	Three months ended		Six months ended
	June 30,		June 30,
	2007	2006	2007	2006

Percent of Instrument and service sales
US & ROW	73%	72%	67%	73%
Europe	27%	28%	33%	27%

Total Instrument and Service Sales	100%	100%	100%	100%

Percent of reagent and disposable sales (including USPS)
US & ROW	82%	98%	87%	98%
Europe	18%	2%	13%	2%

Total Reagent and Disposable Sales	100%	100%	100%	100%

Percent of Reagent and Disposable Sales (without USPS)
US & ROW	51%	89%	59%	90%
Europe	49%	11%	41%	10%

Total Reagent and Disposable Sales	100%	100%	100%	100%

Percent of Total Product Sales (including USPS)
US & ROW	78%	92%	80%	93%
Europe	22%	8%	20%	7%

Total Product Sales (including USPS)	100%	100%	100%	100%

Percent of Total Product Sales (without USPS)
US & ROW	64%	79%	63%	80%
Europe	36%	21%	37%	20%

Total Reagent and Disposable Sales	100%	100%	100%	100%